Exhibit 99.2

 May 10, 2023  Investor Update

 IMPORTANT INFORMATION  Cautions Regarding Forward Looking Statements  Certain statements contained in this communication are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Such forward-looking statements are often identified by words such as “anticipate,” “approximate,” “believe,” “commit,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “outlook,” “plan,” “project,” “potential,” “should,” “would,” “will” and other similar words or expressions. Risks that may cause these forward-looking statements to be inaccurate include, without limitation: the possibility that regulatory and other approvals and conditions to the Agreement and Plan of Merger, dated May 10, 2023, by and among the Mr. Cooper, Heisman Merger Sub, Inc. (“Merger Sub”) and Home Point (the “Merger Agreement”) and the transactions contemplated thereby (the “proposed transactions”) are not received or satisfied on a timely basis or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the possibility that Mr. Cooper may not fully realize the projected benefits of the proposed transactions; the possibility that Mr. Cooper and Home Point will not be integrated successfully; changes in the anticipated timing for closing the proposed transactions; business disruption during the pendency of or following the proposed transactions; diversion of management time from ongoing business operations due to the proposed transactions; the risk that any announcements relating to the proposed transactions could have adverse effects on the market price of Mr. Cooper’s common stock; the risk that the proposed transactions and its announcement could have an adverse effect on the ability of Mr. Cooper to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders and other business relationships and on its operating results and business generally; the risk of any unexpected costs or expenses resulting from the proposed transactions; and the risk of litigation and/or regulatory actions related to the proposed transactions. In addition, actual results are subject to other risks and uncertainties that relate more broadly to Mr. Cooper’s overall business, including those more fully described in Mr. Cooper’s filings with the Securities and Exchange Commission (“SEC”), including its annual report on Form 10-K for the fiscal year ended December 31, 2022 and subsequent quarterly reports on Form 10-Q. The forward-looking statements in this document speak only as of this date. Mr. Cooper undertakes no obligation to revise or update publicly any forward-looking statement, except as required by law.  Additional Information and Where to Find It  The tender offer referenced in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell securities, nor is it a substitute for the tender offer materials that Mr. Cooper, Home Point, or Merger Sub will file with the SEC. The solicitation and offer to buy Home Point stock will only be made pursuant to an Offer to Purchase and related tender offer materials that Mr. Cooper intends to file with the SEC. At the time the tender offer is commenced, Mr. Cooper and Merger Sub will file a Tender Offer Statement on Schedule TO and thereafter Home Point will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer.  HOME POINT’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ CAREFULLY THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 BECAUSE THEY WILL EACH CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF HOME POINT SECURITIES AND OTHER INVESTORS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING WITH RESPECT TO THE TENDER OFFER, OR, IF APPLICABLE, VOTING ON THE TRANSACTION.  The Offer to Purchase, the related Letter of Transmittal, certain other tender offer documents, as well as the Solicitation/Recommendation Statement will be made available to all stockholders of Home Point at no expense to them and will also be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting either Mr. Cooper or Home Point. Copies of the documents filed with the SEC by Mr. Cooper will be available free of charge on Mr. Cooper’s website at www.investors.mrcoopergroup.com or upon written request to Mr. Cooper, at 8950 Cypress Waters Boulevard, Coppell, Texas 75019, Attention: Corporate Secretary. Copies of the documents filed with the SEC by Home Point will be available free of charge on Home Point’s website at www.investors.homepoint.com.  In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, and if applicable, the proxy statement, Mr. Cooper and Home Point each file annual, quarterly and current reports, proxy statements and other information with the SEC. Mr. Cooper and Home Point's filings with the SEC are also available for free to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

MR. COOPER TO ACQUIRE HOME POINT CAPITAL

Acquisition Terms

- Acquisition of 100% of Home Point's outstanding shares for approximately $324 mm cash
- Adds 301,000 customers and $84 billion UPB of high-quality Fannie/Freddie MSRs
- Projected to be ~$1/share TBV accretive at closing, expected to be ~10% accretive to operating earnings (year 1), >20% IRR, >20% ROTCE (5-year average)
- As previously announced, Home Point's originations business was sold to The Loan Store. Remaining operations to be shutdown

Funding

- Mr. Cooper assumes $500 mm Home Point 5% senior notes due 2026
- Remainder of acquisition funded by MSR financing lines and existing liquidity

Due Diligence

- Senior management led a thorough due diligence process over a multi-month period

Closing

- Anticipated 3Q'23, subject to regulatory and other customary approvals

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Mr. Cooper Group

Transaction Rationale  Deploy capital opportunistically into assets with high risk-adjusted returns  Drive incremental operating leverage and higher ROTCE  Home Point portfolio consistent with Mr. Cooper's conservative credit philosophy  Consists of conventional loans to borrowers with high FICO, low-LTV, and out-of-the-money coupons  60+ delinquency rate of 0.5%  Operational capacity sufficient to onboard Home Point customers plus current pipeline and provide high-quality service  Home Point operations to be shut down  Pro forma capital and liquidity remain robust   Strategic Growth  High-Quality Portfolio  Limited Risk  Deal priced to 13% pretax asset yield  Mr. Cooper to assume Home Point 5.0% senior notes  Accretive to TBV, operating earnings, and ROTCE  Attractive Financial Impact

 High-Quality Portfolio with low coupons and strong equity  MSR Stratification by Borrower Coupon  COOP weighted-average 3.7%  HMPT weighted-average 3.3%  Note Rate  Current LTV  Note Rate  <80%  81%+  <4.5%  77%  2%  4.5%+  18%  3%  Mr. Cooper Conventional Portfolio  Note Rate  Current LTV  Note Rate  <80%  81%+  <4.5%  83%  4%  4.5%+  8%  5%  Home Point   COOP  HMPT  Weighted Average FICO  725  752